N-SAR FILING
THRIVENT SERIES FUND, INC.

Transactions Effected Pursuant to Rule 10f-3
For the twelve months period ending December 31, 2010

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	03/18/2010	416515104	HARTFORD FINANCIAL SRVCS GROUP	Y	27.75	11,970	52,252,252	0.0229%	JP MORGAN CHASE BANK
CITI, CREDIT SUISSE,
DEUTSCHE BANK
SECURITIES, GOLDMAN
SACHS, JP MORGAN,
BNY MELLON CAPITAL
MARKETS, SUNTRUST
ROBINSON HUMPHREY,
UBS INVESTMENT BANK,
WELLS FARGO SECURITIES,
MORGAN STANLEY,
BOFA MERRILL LYNCH,
PIPER JAFFRAY
											Underwriting commission $0.8880
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	03/24/2010	13100M509	CALIX, INC	Y	13.00	16,290	6,328,932	0.2574%	MORGAN STANLEY	GOLDMAN SACHS, JEFFERIES & CO, MORGAN STANLEY, UBS INVESTMENT BANK	Underwriting commission $0.9100
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	06/17/2010	620107102	MOTRICITY INC	Y	10.00	28,860	6,000,000	0.4810%	JP MORGAN CHASE BANK	DETUSCHE BANK, GOLDMAN SACHS, JP MORGAN, NEEDHAM & CO, PACIFIC CREST SECURITIES, RBC CAPITAL MARKETS	Underwriting commission $0.7000